                                                                       Exhibit 2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information for insci-statements.com, corp (insci) consists of the Unaudited Pro Forma Condensed Combined Statement of Operations for the years ended March 31, 1999 and 1998 and for the six months ended September 30, 1999 and the unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999.

On December 10, 1999, insci entered into a merger agreement to acquire 100% of the outstanding common stock of The Internet Broadcasting Company, Inc ("IBC") in exchange for 1,000,000 shares of insci common stock. The unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the IBC acquisition as if it had taken place April 1, 1997. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the IBC acquisition as if it had taken place on September 30, 1999.

For pro forma purposes, (i) insci's unaudited balance sheet at September 30, 1999 has been combined with IBC's audited balance sheet at June 30, 1999, and
(ii) insci's unaudited statement of operations for the six months ended September 30, 1999 has been combined with IBC's unaudited statement of operations for the same period and (iii) insci's audited statements of operations for the years ended March 31, 1999 and 1998 have been combined with IBC's audited statement of operations for the years ended June 30, 1999 and 1998. The pro forma financial information is presented for illustrative purposes only and therefore is not necessarily indicative of what the actual financial results would have been had the transaction taken place on April 1, 1997 or September 30, 1999 and does not purport to indicate the results of future operations.

The IBC acquisition will be accounted for using the pooling-of-interest method of accounting. The pro forma financial information has been prepared on the basis of assumptions described in the notes.

The pro forma financial information should be read in conjunction with the related notes included in this filing and the audited financial statements and notes of insci, incorporated by reference herein and the audited financial statements and notes of IBC included elsewhere in this filing.

                           INSCI-STATEMENTS.COM, CORP
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (in thousands)

                                       INSCI     IBC       PRO FORMA     TOTAL
ASSETS                                                   ADJUSTMENTS
Current assets:
     Cash and cash equivalents      $  1,264   $   25                  $ 1,289
     Accounts receivable, net          4,276       16                    4,292
     Inventory                            29        -                       29
     Prepaid expenses and other          254       22                      276
                                    --------   ------     -----        -------
       Total current assets            5,823       63        -           5,886
Property & equipment, net                691       84                      775
Capitalized software development
  costs, net                           1,035        -                    1,035
Purchased software, net                1,726        -                    1,726
Other assets                             825       10                      835
                                    --------   ------     -----        -------
Total assets                        $ 10,100   $  157        -         $10,257
                                    ========   ======     =====        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of Credit- Bank           $     -    $   50                  $    50
     Accounts payable                    761      380                    1,141
     Accrued expenses:                                                       -
       Compensation                      433      272                      705
       Vacation                          253        -                      253
       Commissions                       268        -                      268
       Other                             795       44                      839
     Current Portion of Capital
       Lease Obligations                   -       35                       35
     Convertible Debt                      -      378      (378) (A)         -
     Deferred maintenance revenue      1,330        -                    1,330
                                    --------   ------     -----        -------
       Total current liabilities       3,840    1,159      (378)         4,621
                                    --------   ------     -----        -------

Convertible Debt                           -      276      (276) (A)         -
Capital Lease Obligations,
  Net of Current Portion                   -       28                       28
                                    --------   ------     -----        -------
                                           -      304      (276)            28
                                    --------   ------     -----        -------
Stockholders' equity :
  Common stock                            96        8         2 (A,B,C)    106
  Preferred stock                         14        3        (3) (B)        14
  Additional paid-in capital          29,312    1,262       655  (C)    31,229
  Accumulated deficit                (23,162)  (2,579)       -         (25,741)
                                    --------   ------     -----        -------
       Total stockholders' equity      6,260   (1,306)      654          5,608
                                    --------   ------     -----        -------
Total liabilities and
  stockholders' equity              $ 10,100   $  157     $  -         $10,257
                                    ========   ======     =====        =======

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A) Assumes the conversion of $378,000 and $276,000 of convertible debt into 652,971 shares of IBC Common Stock just prior to the merger.
(B) Assumes the conversion of 300,000 shares of preferred stock into 3,137,530 shares of IBC Common Stock just prior to the merger.
(C) Reflects the conversion of shares of IBC common stock in exchange for 1,000,000 shares of insci $.01 par value common stock.

                           INSCI-STATEMENTS.COM, CORP
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1999
                    (in thousands, except per share amounts)

                                                           PRO FORMA
                                      INSCI       IBC      ADJUSTMENTS   TOTAL
                                      -----       ---      -----------   -----
Revenue
    Product                         $  5,992   $     -      $  -        $ 5,992
    Services                           6,414        212                   6,626
                                    --------   --------     -----       -------
       Total revenue                  12,406        212        -         12,618
                                    --------   --------     -----       -------
Cost of revenue
    Product                            1,288                              1,288
    Services                           3,187                              3,187
                                    --------   --------     -----       -------
       Total cost of revenue           4,475          -        -          4,475
                                    --------   --------     -----       -------
Gross margin                           7,931        212        -          8,143
                                    --------   --------     -----       -------
Expenses
    Sales and marketing                4,187                              4,187
    Product development                2,217        493                   2,710
    General and administrative         2,055        792                   2,847
                                    --------   --------     -----       -------
       Total expenses                  8,459      1,285        -          9,744
                                    --------   --------     -----       -------

Income (loss) from operations           (528)    (1,073)       -         (1,601)
                                    --------   --------     -----       -------
Other income (expense)
    Interest income                       77                                 77
    Interest expense                       -        (79)                    (79)
    Other                                  -          -      (375)(D)      (375)
                                    --------   --------     -----       -------
       Total other income
         (expense)                        77        (79)     (375)         (377)
                                    --------   --------     -----       -------
Net income (loss)                       (451)    (1,152)     (375)       (1,978)
                                    ========   ========     =====       =======

Preferred stock dividends               (706)         -         -          (706)
Net income (loss) applicable
    to common shares                $ (1,157)  $ (1,152)    $(375)      $(2,684)
                                    ========   ========     =====       =======
Basic earnings (loss) per
  common share                      $  (0.16)  $(144.00)                $ (0.33)
                                    ========   ========                 =======
Diluted earnings (loss) per share   $  (0.16)  $(144.00)                $(0.33)
                                    ========   ========                 =======
Weighted average common
    shares outstanding                 7,235          8       992 (E)     8,235
                                    ========   ========     =====        ======

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(D)Represents the estimated cost of the merger including legal, professional, etc.
(E)Represents the weighted average shares outstanding of IBC common stock converted into 1,000 weighted average shares of insci $0.01 par value common stock

                           INSCI-STATEMENTS.COM, CORP
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1998
                    (in thousands, except per share amounts)

                                                          PRO FORMA
                                     INSCI       IBC      ADJUSTMENTS   TOTAL
                                     -----       ---      -----------   -----
Revenue
     Product                        $  4,604   $   --      $  --        $ 4,604
     Services                          5,201          9                   5,210
                                    --------   --------    ------        ------
             Total revenue             9,805          9      --           9,814
                                    --------   --------    ------        ------
Cost of revenue
     Product                           1,991                              1,991
     Services                          2,630                              2,630
                                    --------   --------    ------        ------
             Total cost of
               revenue                 4,621       --        --           4,621
                                    --------   --------    ------        ------
Gross margin                           5,184          9      --           5,193
                                    --------   --------    ------        ------
Expenses
     Sales and marketing               3,935                              3,935
     Product development               1,958        755                   2,713
     General and administrative        1,861        485                   2,346
     Non-Recurring Charges               139       --                       139
                                    --------   --------    ------        ------
             Total expenses            7,893      1,240      --           9,133
                                    --------   --------    ------        ------

Income (loss) from operations         (2,709)    (1,231)     --          (3,940)
                                    --------   --------    ------        ------
Other income (expense)
     Interest income                     169                                169
     Interest expense                     (3)        (6)                     (9)
     Other                              --         --        (375)(D)      (375)
                                    --------   --------    ------        ------
           Total other
             income (expense)            166         (6)     (375)         (215)
                                    --------   --------    ------        ------
Net income (loss)                     (2,543)    (1,237)     (375)       (4,155)
                                    ========   ========    ======        ======
Preferred stock dividends               (847)      --        --            (847)
Net income (loss) applicable
     to common shares               $ (3,390)  $ (1,237)   $ (375)      $(5,002)
                                    ========   ========    ======        ======
Basic earnings (loss) per
  common share                      $  (0.73)  $(154.63)                 $(0.89)
                                    ========   ========                  ======
Diluted earnings (loss) per share   $  (0.73)  $(154.63)                 $(0.89)
                                    ========   ========                  ======
Weighted average common
     shares outstanding                4,615          8       992 (E)     5,615
                                    ========   ========    ======        ======

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(D) Represents the estimated cost of the merger including legal, professional, etc.
(E) Represents the weighted average shares outstanding of IBC common stock converted into 1,000 weighted average shares of insci $0.01 par value common stock

                           INSCI-STATEMENTS.COM, CORP
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
                    (in thousands, except per share amounts)

                                                          PRO FORMA
                                     INSCI       IBC      ADJUSTMENTS  COMBINED
                                     -----       ---      -----------  --------
Revenue
     Product                        $  2,923   $   --      $  --        $ 2,923
     Services                          3,321         80                   3,401
                                    --------   --------    ------       -------
         Total revenue                 6,244         80       --          6,324
                                    --------   --------    ------       -------
Cost of revenue
     Product                             990       --                       990
     Services                          1,358       --                     1,358
                                    --------   --------    ------       -------
         Total cost of
           revenue                     2,348       --         --          2,348
                                    --------   --------    ------       -------
Gross margin                           3,896         80       --          3,976
                                    --------   --------    ------       -------
Expenses
     Sales and marketing               1,941       --                     1,941
     Product development               1,213        169                   1,382
     General and
       administrative                  1,297        373                   1,670
                                    --------   --------    ------       -------
         Total expenses                4,451        542       --          4,993
                                    --------   --------    ------       -------

Income (loss) from operations           (555)      (462)      --         (1,017)
                                    --------   --------    ------       -------
Other income (expense)
     Interest income                      21          2                      23
     Interest expense                     (2)       (72)                    (74)
     Other                                 2         (1)     (375)(D)      (374)
                                    --------   --------    ------       -------
         Total other income
           (expense)                      21        (71)     (375)         (425)
                                    --------   --------    ------       -------
Net income (loss)                       (534)      (533)     (375)       (1,442)
                                    ========   ========    ======       =======

Preferred stock dividends               (302)      --                      (302)
Net income (loss)
  applicable to common
  shares                            $   (836)  $   (533)   $ (375)      $(1,744)
                                    ========   ========    ======       =======

Basic earnings (loss) per
  common share                      $  (0.10)  $ (66.63)                $ (0.19)
                                    ========   ========                 =======
Diluted earnings (loss)
  per share                         $  (0.10)  $ (66.63)                $ (0.19)
                                    ========   ========                 =======
Weighted average common
  shares outstanding                   8,130          8       992(E)      9,130
                                    ========   ========    ======       =======

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(D) Represents the estimated cost of the merger including legal, professional, etc.
(E) Represents the weighted average shares outstanding of IBC common stock converted into 1,000 weighted average shares of insci $0.01 par value common stock

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

Note 1

The pro forma information gives effect to insci-statement.com, corp's ("insci") acquisition of Internet Broadcasting Company, Inc ("IBC") through a merger and exchange of shares using the pooling of interest method of accounting. Under the terms of acquisition agreement insci-statements.com acquired all of the stock of IBC in exchange for 1,000,000 shares of insci common stock. The unaudited Pro Forma Condensed Combined Statement of Operations gives effect to this transaction as if it had taken place on April 1, 1997, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects this transaction as if it had taken place on September 30, 1999.

The pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results of financial position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position that may occur in the future.

These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of insci, incorporated by reference herein and IBC, included elsewhere in this filing.

Note 2

The unaudited pro forma condensed combined statements of operations reflect insci's unaudited statement of operations for the six months ended September 30, 1999 and the audited statements of operations for the fiscal year ended March 31, 1999 and 1998 combined with IBC's unaudited statement of operations for the six months ended September 30, 1999 and the audited statements of operations for the years ended June 30, 1999 and 1998.

The unaudited pro forma balance sheet reflects insci's unaudited balance sheet at September 30, 1999 combined with IBC unaudited balance sheet at June 30, 1999.

Note 3

The pro forma financial information gives effect to the following pro forma adjustments:

1. Convertible Debt of $378,000 and $276,000 was converted into 652,971 shares of IBC Common Stock.
2. 300,000 shares of Preferred Stock were converted into 3,137,530 shares of IBC Common Stock.
3. The resulting common stock in the amount 4,569,025 of was exchanged for 1,000,000 shares of insci common stock.
4. Acquisition costs of $375,000 were incurred and consist of professional and legal fees.

Note 4

All vested and unvested IBC stock options were exchanged for similar insci options upon consummation of the merger.